UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2015

MECKLERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2015, the Board of Directors (the “Board”) of Mecklermedia Corporation (the “Company”) unanimously approved the liquidation and dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”). Adoption of the Plan of Liquidation is subject to obtaining stockholder approval.

Pursuant to the Plan of Liquidation, the Company will cease all business operations except for the purpose of preserving the value of its assets, winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, discharging or making provision for discharging its liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property, if any, to its stockholders, and doing every other act necessary to wind up and liquidate its business and affairs.

Upon the filing of a Certificate of Dissolution with the Delaware Secretary of State, regardless of whether or not there has been any distribution to the stockholders, each and every outstanding share of capital stock of the Company shall be cancelled by operation of law. The Company intends to publicly announce its filing of the Certificate of Dissolution.

The foregoing description of the Company's Plan of Liquidation does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Plan of Liquidation, which is filed herewith as Exhibit 10.75 and incorporated by reference into this Item 1.01.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the above-described decision by the Board of the Company to approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and the Company’s decision to cease operations on December 21, 2015, the Company intends to terminate the employment of 19 employees. The Company estimates it will incur expenses of approximately $125,000 in connection with these terminations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 21, 2015, the Board approved an amendment to Article II, Section 9 of its amended and restated Bylaws to permit stockholder action by written consent.

The foregoing description of the Company's amendment to its amended and restated Bylaws does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the amendment, which is filed as Exhibit 3.2 to this Form 8-K, and the amended and restated Bylaws filed as Exhibit 3.2 to the Form 8-K filed with the Commission on July 8, 2013 and incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amendment to Amended and Restated Bylaws
10.75	Plan of Complete Liquidation and Dissolution.
99.1	Press release dated December 22, 2015, regarding Company dissolution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MECKLERMEDIA CORPORATION

Date: December 21, 2015	/s/ Alan M. Meckler
Alan M. Meckler
Chairman and Chief Executive Officer